UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 3, 2013

MANHATTAN SCIENTIFICS, INC.
 (Exact name of registrant as specified in charter)

Delaware	000-28411	85-0460639
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York, 10174
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (212) 541-2405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02 Unregistered Sales of Equity Securities

On April 3, 2013, Manhattan Scientifics, Inc. (the "Company") and its wholly-owned subsidiary, Senior Scientific, LLC ("Subsidiary"), entered into Convertible Note Purchase Agreements with Raymond A. Mason, William B. Jones and the Ferdinand J. Crovato Trust (the “April 2013 Investors”), providing for the sale by the Subsidiary to the April 2013 Investors of Convertible Promissory Notes in the aggregate amount of up to $2,500,000 (the "Convertible Notes"). The closing of the initial $1,000,000 in Convertible Notes occurred on April 3, 2013. The balance of the funding will be provided on October 1, 2013 ($500,000), April 1, 2014 ($500,000) and October 1, 2014 ($500,000). In addition, the Company and the Subsidiary entered a Guaranty and Security Agreements with the April 2013 Investors whereby the Company agreed to unconditionally guaranty to the April 2013 Investors the full, prompt and punctual performance with respect to the Convertible Notes, agreed to subordinate any claim that the Company may have against the Subsidiary to that of the April 2013 Investors and granted the April 2013 Investors a security interest in the Company’s assets including its ownership interest in the Subsidiary.

The Convertible Notes bear interest at 8%, mature four (4) years from the date of issuance and are convertible at the April 2013 Investors options at any time upon ten (10) days written notice to the Company into either: (1) the number of membership interests of the Subsidiary equal to the quotient of the principal due under the respective convertible promissory note divided by $2,500,000 multiplied by 18% of the total equity of the Subsidiary outstanding as of the date hereof; or (2) the number of shares of common stock of the Company equal to the quotient of the principal and interest payable under the Convertible Notes divided by a conversion price of $0.055 per share.

The Company may not prepay the Convertible Notes. In the event of a default and so long as any default exists, interest on the Convertible Notes will accrue at 10%. The Company must pay all accrued interest on the Convertible Notes on the first calendar day of each quarter, commencing on July 13, 2013.

The initial sale of the Convertible Notes in the principal amount of $1,000,000 was completed on April 3, 2013. As of the date hereof, the Company is obligated on $1,000,000 in aggregate face amounts of the Convertible Notes issued to the April 2013 Investors. The Convertible Notes are debt obligations arising other than in the ordinary course of business which constitute direct financial obligations of the Company.

The above securities were offered and sold to the parties in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the parties are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Convertible Promissory Note issued April 3, 2013

10.1	Convertible Note Purchase Agreement between Manhattan Scientifics, Inc. and Senior Scientific, LLC and Raymond A. Mason, William B. Jones and the Ferdinand J. Crovato Trust dated April 3, 2013

10.2	Guaranty and Security Agreement between Manhattan Scientifics, Inc. and Senior Scientific, LLC and Raymond A. Mason, William B. Jones and the Ferdinand J. Crovato Trust dated April 3, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANHATTAN SCIENTIFICS, INC.

Date:	April 9, 2013	By:	/s/ Emmanuel Tsoupanarias
	New York, New York		Name: Emmanuel Tsoupanarias
Title: Chief Executive Officer

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